EXHIBIT A

SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement is entered into by and between Alexander & Baldwin, Inc. and its affiliates (collectively, the “Company”) and Christopher J. Benjamin (“Employee”).

RECITALS

    WHEREAS, Employee and the Company previously entered into a Separation Agreement and Release of Claims, which was signed by the parties January 30, 2023 (hereinafter referred to as “Initial Agreement”) and is incorporated by reference into this Supplemental Release Agreement;

WHEREAS, Paragraph 2 of the Initial Agreement provided for a payment of $1,500,000 to be made to Employee (hereinafter referred to as “Separation Pay”), provided a number of conditions specified in the Initial Agreement were met by Employee, including Employee signing and not revoking a Supplemental Release Agreement;

    WHEREAS, Employee has satisfied all of the conditions specified in the Initial Agreement for receiving the Separation Pay, with the exception of executing and not revoking a Supplemental Release Agreement;

    NOW, THEREFORE, Employee and the Company hereby agree as follows:

1.In exchange for the payment to be made under Paragraph 2 of the Initial Agreement, Employee and the Company hereby mutually release and forever discharge each of the parties to this Supplemental Release Agreement and any related entities to the parties, and their respective shareholders, directors, officers, members, managers, employees, agents, representatives, affiliates, successors and assigns, from any and all claims, charges, demands, damages and causes of action of whatsoever kind (including, but not limited to, claims of discrimination under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701, et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., the Sarbanes Oxley Act, Pub. L. 107-204, 18 U.S.C. § 1514A, the Family Medical Leave Act (together with all Code of Federal Regulations sections promulgated under all such federal enactments), the Hawaii Whistleblowers’ Protection Act, H.R.S. Chapter 378-61, et seq., the Hawaii Employment Practices Law, H.R.S. Chapter 378, the Hawaii Civil Rights Act, H.R.S. 368, the Payment of Wages and Other Compensation Law, Haw. Rev. Stat. ch. 388 (together with all Hawaii Administrative Rules promulgated under all such Hawaii enactments)), each party may now have, ever had, or may later claim to have had, known or unknown, arising out of Employee’s employment with and separation from the Company. Notwithstanding the foregoing, this release does not include, and specifically excludes, any claims for indemnification Employee or the Company may have (subject to Paragraph 6 of the Initial Agreement), any and all rights of either party to enforce the terms of the Initial Agreement or this Supplemental Release Agreement, and any and all claims that may arise after the date Employee signs this Agreement.

This Supplemental Release Agreement does not prohibit or restrict Employee, the Company, or any other person or entity from (i) initiating communications directly with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the U.S. Securities and Exchange Commission, or any other governmental, regulatory, or legislative body, or self-regulatory body, regarding a possible violation of any Federal or State law; or (B) the U.S. Equal Employment Opportunity Commission or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws; (ii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority; or (iii) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation.

Employee and the Company understand and expressly accept and assume the risk that the facts as each party now understands them and believes to be true may be later found to be different, and Employee and the Company agree that this Supplemental Release Agreement will remain effective notwithstanding any such differences in fact.

2.Employee and the Company understand and acknowledge that this Supplemental Release Agreement may be pleaded as a defense to, and may be used as the basis for an attempted injunction against any action, suit, administrative or other proceeding which may be instituted, prosecuted or attempted as a result of an alleged breach of this Supplemental Release Agreement by either party.

3.This Supplemental Release Agreement contains the entire understanding of the parties hereto and fully supersedes any and all prior agreements or understandings pertaining to the subject matters herein, with the sole exception of the Initial Agreement, which shall remain in full force and effect. Each of the parties hereto acknowledge that no party or agent of any party has made any promise, representation or warranty whatsoever, either express or implied, concerning the subject matters of this Supplemental Release Agreement to induce any other party to execute this Supplemental Release Agreement, with the sole exception of those contained in the Initial Agreement. Each of the parties to this Supplemental Release Agreement acknowledges he or it has not executed this Supplemental Release Agreement in reliance of any such promises, representations or warranties not specifically contained in this Supplemental Release Agreement or the Initial Agreement.

4.The parties agree that they have read and understand this Supplemental Release Agreement and have freely and voluntarily entered into and signed this Supplemental Release Agreement with the advice of counsel. The terms of this Supplemental Release Agreement have been negotiated at arm’s length among knowledgeable parties represented by experienced counsel. As a result, the rule of “Interpretation Against the Draftsman” shall not apply in any dispute over interpretation of the terms of this Supplemental Release Agreement.

5.This Supplemental Release Agreement is made under the laws of the State of Hawaii, and any dispute regarding interpretation or enforcement of this Agreement will be resolved under the laws of the State of Hawaii. Both parties hereby submit to personal jurisdiction in Hawaii.

6.If any provision of this Supplemental Release Agreement is determined by a court or other tribunal of appropriate jurisdiction to be invalid or unenforceable for any reason, that provision (or those provisions) shall be severable and the remaining provisions will continue in full force and effect.

7.No waiver of any breach of any term or provision of this Supplemental Release Agreement shall be construed to be, or shall be, a waiver of any other breach of this Supplemental Release Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

8.This Supplemental Release Agreement may not be amended or modified except by a written agreement signed by both Employee and the Company.

9.This Supplemental Release Agreement may be signed in separate counterparts, and/or via facsimile, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

10.Employee is advised that this Supplemental Release Agreement specifically refers to rights and claims arising under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 626(f)(1)(F)(i). Employee has twenty-one (21) days in which to consider the terms of this Supplemental Release Agreement and to consult with his attorney. Pursuant to 29 C.F.R. § 1625.22(e)(6), and as indicated by Employee’s special signature below, Employee may knowingly and voluntarily waive the twenty-one (21) day pre-execution consideration period set forth in 29 U.S.C. § 626(f)(1)(F)(i). Pursuant to 29 U.S.C. § 626(f)(1)(G), Employee will have seven (7) days after his execution of this Supplemental Release Agreement to revoke the ADEA portion of this Supplemental Release Agreement. If Employee elects to revoke the ADEA portion of this Supplemental Release Agreement, Employee shall contact the Company immediately. In the event Employee revokes his agreement, Employee will not receive the payment specified in paragraph 2(a) of the Initial Agreement.

[Signature page follows.]

UNDERSTOOD AND AGREED:

/s/ Derek T. Kanehira		DATED:	June 30, 2023
Derek T. Kanehira
Senior Vice President

/s/ Christopher J. Benjamin
Christopher J. Benjamin

Date:	June 30	, 2023

Pursuant to 29 C.F.R. § 1625.22(e)(6), I hereby knowingly and voluntarily waive the twenty-one (21) day pre-execution consideration period set forth in 29 U.S.C. § 626(f)(1)(F)(i)

/s/ Christopher J. Benjamin
Christopher J. Benjamin

Date:	June 30	, 2023